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                                     Exhibit 11.1


                                     PALFED, Inc.

                  Statement Regarding Computation of Per Share Data



                                       Quarter     Six Months
                                        Ended        Ended
                                       June 30      June 30
                                      ---------    ----------
                                           (in thousands)
 1996
- -----
Weighted average shares outstanding     5,136         5,126
Stock options outstanding                 230           230
Shares assumed repurchased               (135)         (136)
                                        -----         -----
Average common and common
  equivalent shares (1)                 5,231         5,220
                                        -----         -----
                                        -----         -----


                                       Quarter     Six Months
                                        Ended        Ended
                                       June 30      June 30
                                      ---------    ----------
                                           (in thousands)
 1995
- -----
Weighted average shares outstanding     5,097         5,090
Stock options outstanding                 184           185
Shares assumed repurchased               (121)         (135)
                                        -----         -----
Average common and common
  equivalent shares  (1)                5,160         5,140
                                        -----         -----
                                        -----         -----


(1) Stock options outstanding less shares assumed repurchased are common stock equivalents.